NEWS RELEASE

                           WSFS FINANCIAL CORPORATION


                     838 Market Street, Wilmington, DE 19899


For Release:       April 22, 2003                       Contact:  Mark A. Turner
                                                                  (302) 571-7160



                WSFS ANNOUNCES 1Q '03 EARNINGS of $5.08 PER SHARE


         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported net income of $45.3 million, or $5.08 per diluted share, for the three months ended March 31, 2003. This compares to net income of $9.4 million, or $1.01 per diluted share, for the first quarter of 2002. Earnings for the first quarter of 2003 include a $41.1 million gain on the sale of the Corporation's subprime mortgage banking subsidiary, Wilmington Finance, Inc. (WF). Excluding gains on the sale of businesses, income from continuing operations was $4.1 million, or $0.46 per diluted share. However, included in income from continuing operations were certain charges incurred in connection with the sale of WF, which amounted to $1.3 million pretax, $860,000 after tax, or $0.10 per share.

         In addition to the gain on the sale of WF, highlights for the quarter included: (i) growth in loans of $60.4 million, or 6% over December 31, 2002;
(ii) continued strong and stable asset quality with the ratio of nonperforming assets (NPA) to total assets of 40 basis points at March 31, 2003, and annualized net chargeoffs of only 10 basis points for the first quarter of 2003;
(iii) growth in core deposits (non CD) of $18.5 million, or 3% over December 31, 2002; and (iv) the successful completion of the Bank's 18-month long re-engineering efforts, TOPS.


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
                                                                               2

         The following is a brief discussion of the first quarter 2003 results.

Gain on Businesses Held-For-Sale
--------------------------------

         On January 2, 2003 the Corporation completed the sale of its majority-owned subprime mortgage banking subsidiary, Wilmington Finance, Inc. This sale resulted in an after-tax gain of $41.1 million, or $4.61 per diluted share, which is reported as a gain on sale of businesses held-for-sale, net of tax. In connection with the sale, the Corporation also incurred $1.3 million of expenses which included a special contribution to the recently formed WSFS Foundation, established in late 2002 to benefit the well being of the community WSFS serves, and special associate compensation. These expenses were recorded as a charge against continuing operations in accordance with generally accepted accounting principles.

         In addition, in the first quarter of 2003, the Corporation recorded an after tax gain of $117,000, or $0.01 per diluted share, related to the prior sale of the C1FN/Everbank segment based on the release of certain escrowed sale proceeds.

Continuing Operations
---------------------

Net Interest Income
         Net interest income for the first quarter of 2003 was $14.2 million. This compares to $19.0 million for the same quarter in 2002; however, the first quarter of 2002 included $7.0 million in interest income from reverses mortgages. Substantially all of WSFS' reverse mortgages were sold effective October 1, 2002 at a significant gain. Net interest income was $12.0 million for the fourth quarter of 2002. The net interest margin percentage of 3.69% for the first quarter of 2003 declined from 3.78% for the fourth quarter of 2002 and was adversely affected by the liquidity generated by the sale of the aforementioned business components, share repurchases, and the current historically low interest rate environment, in which loan and investment rates are able to reprice down by more than funding costs. This was partially mitigated by WSFS' significant growth in loans and the continuing positive effect of the change in WSFS' deposit mix.



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
                                                                               3


Loans and Asset Quality
         Net loans grew $60.4 million, or 6%, during the first quarter of 2003 to $1.1 billion. Loan volume reflects the continued strong growth in commercial and commercial real estate (CRE) loans of $29.9 million, or 6% from balances at December 31, 2002. Residential real estate loans grew by $28.9 million, or 7%, during the same period. The table below summarizes the current loan composition and changes in composition.

                                           At                     At                 Quarterly Change
       (Dollars in thousands)         March 31, 2003         December 31, 2002          $       %
                                      ---------------       ------------------       -------  -----

                                         Amount      %          Amount      %
                                         ------    -----        ------    -----
Commercial and  CRE                  $   525,273     46%    $   495,374     46%     $ 29,899     6%
Residential                              448,157     40         419,274     39        28,883     7
Consumer                                 184,750     16         182,674     17         2,076     1
Allowance for loan losses                (21,941)    (2)        (21,452)    (2)         (489)    2
                                     -----------   ----     -----------   ----      --------
Net Loans                            $ 1,136,239    100%    $ 1,075,870    100%     $ 60,369     6
                                     ===========            ===========             ========


         Non-performing assets (NPAs) totaled $7.8 million at March 31, 2003, an increase from the $7.4 million at December 31, 2002, but improved from the $8.6 million at March 31, 2002. Including the growth in assets, NPA's as a percentage of total assets improved to 0.40% at March 31, 2003 compared to 0.44% at the end of 2002 and 0.46% at March 31, 2002. Annualized net charge-offs in the first quarter 2003 were 0.10% of average loans compared to 0.29% for the last quarter and 0.51% for the same quarter in 2002. The allowance for loan losses was 1.89% of total loans at March 31, 2003 and the coverage ratio (ratio of allowance to non-accruing loans) was 317%.

Deposits

         Retail deposits (excluding nonretail jumbo deposits) decreased $5.2 million during the first quarter to $866.9 million at March 31, 2003. This decrease included a $23.6 million decline in retail time deposits reflecting the Bank's liability management strategy to allow more price-sensitive deposits to run-off in favor of attracting less price- sensitive core deposits and the use of less costly wholesale funding. As a result, this CD decline was partially offset by healthy growth in savings, demand and money market accounts of $18.5 million, or 3% during the quarter. The following table summarizes the current retail deposit composition and changes in composition.


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
                                                                               4

                                           At                          At             Quarterly Change
      (Dollars in thousands)          March 31, 2003            December 31, 2002         $       %
                                      --------------            -----------------         -       -

                                      Amount       %            Amount      %
                                      ------       -            ------      -
Non-interest demand                $  185,946      21%        $  182,957    21%          2,989    2%
Savings                               304,846      36            292,917    33          11,929    4
Money market and int. demand          112,794      13            109,259    13           3,535    3
Retail time                           263,290      30            286,939    33         (23,649)  (8)
                                   ----------     ---         ----------   ---       ---------
Retail deposits                    $  866,876     100%        $  872,072   100%      $  (5,196)  (1)
                                   ==========                 ==========             =========


  Noninterest Income

         During the first quarter 2003, the Corporation recorded noninterest income of $5.8 million, which was $786,000, or 16% greater than the comparable quarter in 2002. Strong growth in ATM fee income continues to be primarily responsible for the improvement in noninterest income as well as the increase in the gains on the sales of residential mortgages, driven by the current high level of mortgage refinance activity.

  Noninterest Expenses

         Noninterest expenses for the three months ended March 31, 2003 totaled $13.0 million, and included the aforementioned $1.3 million recorded in connection with the WF sale. This compares to $12.0 million in total expenses recorded in the first quarter of 2002. Also during first quarter 2003, the Corporation successfully completed its TOPS re-engineering initiative. The net benefit (cost savings generated less expenses incurred) of the program in the first quarter of 2003 was $609,000 and was comprised of $876,000 in cost savings less $267,000 in costs incurred. As the program was substantially completed in the first quarter, program costs incurred in the future are expected to be nominal.

Capital Management

         Management has identified the repurchase of the Corporation's common stock at appropriate prices as a primary short-term use of the significant capital generated by the aforementioned sales of business components. As a result, during the first quarter of 2003, the Corporation repurchased 890,000, or 10% of its shares of common stock pursuant to its Board authorized plan at an average price of $32.66 per share. The Corporation has 422,000 shares, or just over 5% of outstanding shares remaining under the current authorization. The Corporation currently has 7.8 million shares outstanding.

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
                                                                               5

         Additionally, the Corporation redeployed some of its capital into high quality investments in the first quarter. In total, mortgage backed securities
(MBS) and investments grew $328.4 million from December 31, 2002 to March 31, 2003. The growth was entirely in AAA-rated, shorter duration MBS. At March 31, 2003, the Corporation's total MBS portfolio had a duration of approximately 2.6 years and an effective yield of 3.63%.

         The earning impact from the significant share repurchases and MBS investments were not fully reflected in the first quarter's results, as the majority of the repurchases and investments were made in the latter portion of the quarter.

         Tangible equity to assets was 10.18% and tangible book value per share was $25.21 at March 31, 2003.

                                      * * *

         Marvin N. Schoenhals, Chairman and President of WSFS said, "WSFS' focus on our community banking operations is clearly showing results, as evidenced by the strong growth in loans and core deposits in the first quarter, accompanied by continued healthy asset quality. The significant capital generated from our strategic divestitures allows us to concentrate on our commitment to being the premier community bank in Delaware. As a continuing part of our commitment to, and relationship with our community, the Board has authorized that we set aside approximately 1% of the pretax gain on the sale of WF as a contribution to the WSFS Foundation, a charitable organization established for the benefit of our community. A similar percentage of the gain on sale of reverse mortgages established the Foundation in the fourth quarter of 2002. The WSFS Foundation, now with $1.7 million in funding, is intended to benefit the long-term well being of our community, to which WSFS' success is so closely related."


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

         WSFS  Financial  Corporation  is  a  $1.9  billion  financial  services company. Its principal subsidiary, Wilmington Savings Fund Society, FSB, currently operates 21 retail banking offices in New Castle County and Dover,
Delaware,  as well as Chester  and  Delaware  Counties  in  Pennsylvania.  Other
operating subsidiaries include WSFS Credit Corporation, and WSFS Investment Group, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
-----------------



                                     * * *



         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.


                                      # # #

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)


                                                                            Three months ended March 31,
                                                                            ---------------------------
                                                                               2003           2002
                                                                            ------------   ------------

Interest income:
Interest and fees on loans                                                   $   17,862    $   18,227
Interest on mortgage-backed securities                                            3,482         1,630
Interest and dividends on investment securities                                     251           239
Interest on investments in reverse mortgages                                        (77)        6,994
Other interest income                                                               389           346
                                                                             ----------    ----------
                                                                                 21,907        27,436
                                                                             ----------    ----------
Interest expense:
Interest on deposits                                                              2,479         3,248
Interest on Federal Home Loan Bank advances                                       4,481         4,528
Interest on federal funds purchased and securities sold
    under agreements to repurchase                                                  140           536
Interest on trust preferred borrowings                                              496           636
Interest on other borrowed funds                                                     96           100
Cost of funding businesses held-for-sale                                              -          (568)
                                                                             ----------    ----------
                                                                                  7,692         8,480
                                                                             ----------    ----------

Net interest income                                                              14,215        18,956
Provision for loan losses                                                           775           707
                                                                             -----------   ----------

Net interest income after provision for loan losses                              13,440        18,249
                                                                             -----------   ----------

Noninterest income:
Loan servicing fee income                                                           672           791
Deposit service charges                                                           1,905         2,025
Credit/debit card and ATM income                                                  2,173         1,648
Securities gains                                                                      -             2
Gain on sale of loans                                                               404            19
Other income                                                                        656           539
                                                                             ----------    ----------
                                                                                  5,810         5,024
                                                                             ----------    ----------
Noninterest expenses:
Salaries, benefits and other compensation                                         6,819         6,342
Equipment expense                                                                   933         1,023
Data processing and operations expense                                              677           895
Occupancy expense                                                                   988           941
Marketing expense                                                                   407           314
Professional fees                                                                   501           820
Net costs of assets acquired through foreclosure                                    (50)           30
ATM fraud recoveries                                                                (39)         (198)
Other operating expenses                                                          2,734         1,859
                                                                             ----------    ----------
                                                                                 12,970        12,026
                                                                             ----------    ----------

Income from continuing operations before taxes and cumulative
  effect of change in accounting principle                                        6,280        11,247
Income tax provision                                                              2,199         4,160
                                                                             ----------    ----------
Income from continuing operations before cumulative effect of
  change in accounting principle                                                  4,081         7,087
Cumulative effect of change in accounting principle, net of taxes                     -           703
                                                                             ----------    ----------
Income from continuing operations                                                 4,081         7,790
Income on discontinued operations of businesses held-for-sale, net of taxes           -         1,636
Gain on sale of businesses held-for-sale, net of taxes                           41,181             -
                                                                             ----------    ----------
Net income                                                                   $   45,262    $    9,426
                                                                             ==========    ==========

Diluted earnings per share:
Income from continuing operations before cumulative effect
  of change in accounting principle                                          $     0.46    $     0.76
Cumulative effect of change in accounting principle                                   -          0.08
                                                                             ----------    ----------
Income from continuing operations                                                  0.46          0.84
Income on discontinued operations of businesses held-for-sale                         -          0.17
Gain on sale of businesses held-for-sale                                           4.62             -
                                                                             ----------    ----------
Net income                                                                   $     5.08    $     1.01
                                                                             ==========    ==========


Weighted average shares outstanding for diluted EPS                           8,905,581     9,316,438
-----------------------------------------------------------------------------------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                                       0.95%         2.32%
Return on average equity (a)                                                       7.32         29.55
Net interest margin (a)(b)                                                         3.69          6.24
Efficiency ratio (c)                                                              63.88         49.57
-----------------------------------------------------------------------------------------------------


See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION
(Dollars in thousands)
(Unaudited)

                                                    March 31,      December 31,      March 31,
                                                      2003            2002             2002
                                                 -------------   --------------   -------------


Assets:
Cash and due from banks                          $   135,061      $   162,258     $    96,975
Investment securities (d)                             21,673           21,777          13,408
Investment in reverse mortgages, net                     779            1,131          35,570
Other investments                                     33,173           93,500          46,697
Mortgage-backed securities (d)                       537,391          148,238         406,627
Net loans (f)(g)                                   1,136,239        1,075,870       1,052,394
Net loans of businesses held-for-sale                      -          117,646               -
Loans held-for-sale (f)                                2,439            3,516          67,086
Other assets                                          35,265           29,858          52,555
Other assets of businesses held-for-sale                   -            3,810               -
Loans, operating leases and
  other assets of discontinued operations             36,086           47,396          96,753
                                                 -----------      -----------     -----------
    Total assets                                 $ 1,938,106      $ 1,705,000     $ 1,868,065
                                                 ===========      ===========     ===========

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits                     $   185,946      $   182,957     $   179,551
Interest-bearing deposits                            680,930          689,115         957,302
                                                 -----------      -----------     -----------
    Total retail deposits                            866,876          872,072       1,136,853
Jumbo CD's - Non Retail                               32,844           26,324          14,915
Brokered CD's                                              -                -               -
                                                 -----------      -----------     -----------
    Total deposits                                   899,720          898,396       1,151,768


Federal Home Loan Bank advances                      626,463          403,500         455,000
Other borrowings                                     175,767          112,506         125,725
Other liabilities                                     38,833           37,219          22,270
Other liabilities of businesses held-for-sale              -           57,862               -
                                                 -----------      -----------     -----------

    Total liabilities                              1,740,783        1,509,483       1,754,763
                                                 -----------      -----------     -----------

Minority Interest                                          -           12,845           5,010

Stockholders' equity                                 197,323          182,672         108,292
                                                 -----------      -----------     -----------

Total liabilities, minority interest and
  stockholders' equity                           $ 1,938,106      $ 1,705,000     $ 1,868,065
                                                 ===========      ===========     ===========

----------------------------------------------------------------------------------------------
Capital Ratios:

Equity to asset ratio                                  10.18 %          10.71 %          5.80 %
Core capital (h) (required:  4.00%)                    12.50            13.74            8.03
Risk-based capital (h) (required:  8.00%)              21.11            20.12           12.82

----------------------------------------------------------------------------------------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                                $     6,834      $     6,529     $     8,244
Assets acquired through foreclosure                      942              904             325
                                                 -----------      -----------     ------------
     Total nonperforming assets                  $     7,776      $     7,433     $     8,569
                                                 ===========      ===========     ===========

Past due loans (i)                                       211              529             625

Allowance for loan losses                             21,941           21,452          20,995

Ratio of nonperforming assets to total assets           0.40 %           0.44 %          0.46 %
Ratio of allowance for loan losses to total gross
     loans (e)                                          1.89             1.95            1.95
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                           317              324             251
Ratio of quarterly net charge-offs to
     average gross loans (a)(f)                         0.10             0.29            0.51

----------------------------------------------------------------------------------------------


See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                      Three Months Ended March 31,
                                         --------------------------------------------------------------------------------------
                                                             2003                                           2002
                                               Average                  Yield/                 Average                 Yield/
                                               Balance      Interest    Rate (l)               Balance     Interest    Rate (l)
                                         --------------  -----------    --------             ----------   ----------  ---------

Assets:
Interest-earning assets:
Loans: (f) (m)
  Real estate loans (n)                     $   726,378  $   11,318      6.23 %             $   654,929   $ 11,539      7.05 %
  Commercial loans                              213,764       2,983      6.11                   183,975      2,703      6.49
  Consumer loans                                185,067       3,480      7.63                   190,058      3,930      8.39
                                            ------------ ----------                         -----------   --------
     Total loans                              1,125,209      17,781      6.42                 1,028,962     18,172      7.17

Mortgage-backed securities (d)                  338,040       3,482      4.12                   113,843      1,630      5.73
Loans held-for-sale (f)                           5,460          81      5.93                     3,325         55      6.62
Investment securities (d)                        21,662         251      4.63                    13,607        239      7.03
Investment in reverse mortgages                   1,108         (77)   (27.80)                   33,269      6,994     84.09
Other interest-earning assets                    80,078         389      1.97                    40,896        346      3.42
                                            -----------  ----------                         -----------   --------
     Total interest-earning assets            1,571,557      21,907      5.65                 1,233,902     27,436      8.98
                                                         ----------                                       --------

Allowance for loan losses                       (21,592)                                        (21,159)
Cash and due from banks                         130,004                                          93,746
Loans, operating leases and other assets of
  discontinued operations                        41,911                                         104,695
Assets of businesses held-for-sale                    -                                         377,022
Other noninterest-earning assets                 33,590                                          47,442
                                            -----------                                     -----------
     Total assets                           $ 1,755,470                                     $ 1,835,648
                                            ===========                                     ===========

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
   Money market and interest-
      bearing demand                        $   102,500  $      106      0.42               $    85,951   $    107      0.50
   Savings                                      299,737         480      0.65                   310,655        812      1.06
   Retail time deposits                         276,375       1,788      2.63                   253,120      2,243      3.59
   Jumbo certificates of deposit-nonretail       22,197         105      1.92                    10,411         76      2.96
   Brokered certificates of deposit                   -           -         -                       556         10      7.29
                                            -----------  ----------                         ------------  --------
     Total interest-bearing deposits            700,809       2,479      1.44                   660,693      3,248      1.99

FHLB of Pittsburgh advances                     482,410       4,977      4.13                   465,222      5,283      4.54
Trust preferred borrowings                       50,000         496      3.97                    50,000        636      5.09
Other borrowed funds                             81,274         236      1.16                    82,098        636      3.10
Cost of funding discontinued operations                        (496)                                          (755)
Cost of funding businesses held-for-sale                          -                                           (568)
                                            -----------  ----------                         -----------   --------

     Total interest-bearing liabilities       1,314,493       7,692      2.34                 1,258,013      8,480      2.70
                                                         ----------                                       --------

Noninterest-bearing demand deposits             170,266                                         154,763
Liabilities of businesses held-for-sale               -                                         297,303
Other noninterest-bearing liabilities            47,632                                          13,885
Minority interest                                    17                                           6,247
Stockholders' equity                            223,062                                         105,437
                                            -----------                                     -----------
Total liabilities and stockholders' equity  $ 1,755,470                                     $ 1,835,648
                                            ===========                                     ===========

Excess (deficit) of interest-earning assets
    over interest-bearing liabilities       $   257,064                                     $   (24,111)
                                            ===========                                     ===========

Net interest and dividend income                         $   14,215                                       $ 18,956
                                                         ==========                                       ========

Interest rate spread                                                    3.31%                                          6.28%
                                                                      =======                                        =======

Net interest margin                                                     3.69%                                          6.24%
                                                                      =======                                        =======

                                                                             10
      WSFS FINANCIAL CORPORATION
      FINANCIAL HIGHLIGHTS (Continued)
      (Dollars in thousands, except per share data)
      (Unaudited)
                                                        Three months ended
                                                      --------------------------
                                                     March 31,      March 31,
                                                       2003            2002
                                                      --------------------------

      Stock Information:

      Market price of common stock:
          High                                          $ 33.35         $ 18.71
          Low                                             30.96           16.96
          Close                                           31.60           18.12
      Book value per share                                25.21           11.88
      Number of shares outstanding (000s)                 7,826           9,117
--------------------------------------------------------------------------------

      Other Financial Data:

      One-year repricing gap to total assets (j)          (4.04)%          3.55
      Number of associates (FTEs) (p)                       420             772
      Number of branch offices                               21              22

--------------------------------------------------------------------------------

      Notes:

(a)  Annualized.

(b)  Computed on a fully tax-equivalent basis.

(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.

(d)  Includes securities available-for-sale.

(e)  Excludes loans held-for-sale.

(f)  Net of unearned income.

(g)  Net of allowance for loan losses.

(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.

(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.

(j) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.

(k) Includes general reserves only.

(l)  Weighted average yields have been computed on a tax-equivalent basis.

(m)  Nonperforming loans are included in average balance computations.

(n)  Includes commercial mortgage loans.

(p) March 31, 2003 also includes the FTEs of WCC (discontinued operations); and March 31, 2002 also includes the FTEs of WCC (discontinued operations) and WF and C1FN (controlled, but not wholly-owned subsidiaries).